EXHIBIT 99.2
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THE WALL STREET JOURNAL.
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BY GWENDOLYN BOUNDS


APRIL 4, 2006

A COMPANY BETS
HEARTBURN SUFFERERS
WILL PAY FOR CHIC RELIEF


"There's a whole group of consumers that choose Altoids rather than Certs; there's another that choose Starbucks rather than the local coffee shop," says Tom Thomas, the company's founder.

The minibars at the posh Peninsula New York hotel offer $35 champagne splits, $8 packs of Gummy Bears, and $4 cannisters of Pringles. Guests who find those a little hard to stomach can now get relief in the same minibar -- from a $6 tin of heartburn pills. The antacid, called Acid+All, is now being added to minibars and is the first drug ever included in rooms at the hotel, where nightly rates go from $650 to $15,000.

With snazzy packaging more reminiscent of Altoids than Tums, the product caught the eye of the property's marketing chief. "The company laughed at me when I said, 'I have a hip antacid to put in the minibar,' " says Dianna Balabon, vice president of marketing for Europe and the Americas for Peninsula, which is owned by Hongkong & Shanghai Hotels Ltd. "But it's a nice kind of trendy little spin on a very boring ailment and something that I've noticed missing in minibars across the world. The packaging really spoke to me. Every product we offer here is a little bit more up market." Hip heartburn meds? That's part of the niche a tiny upstart called Thomas Pharmaceuticals Ltd. of New York has targeted out of the U.S. over-the-counter gastrointestinal drug market, which is valued at roughly $2.47 billion, according to Kalorama Information, the publishing division of MarketResearch.com. Thomas is borrowing a page from the likes of Williams-Sonoma hand balms, Fiji Water and Seven jeans -- where packaging and cool are central selling points for what are otherwise pretty utilitarian products. The company is banking that brand sensitive baby boomers and Gen Xers will gladly choose, and pay more, for dolled-up remedies that appear more fashionable than the competition, even if they do just about the same thing.

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"There's a whole group of consumers that choose Altoids rather than Certs;
there's another that choose Starbucks rather than the local coffee shop," says Tom Thomas, the company's founder and former branding consultant to Bacardi and Architectural Digest. "What they have in common is they want something unique."

Mr. Thomas had his eureka marketing moment after viewing a spate of antacid commercials on TV. He realized the market was vast, but it had a gap: some antacids had fizz, but their presentation lacked pizzazz. "There has to be a consumer in this marketplace who wants something with a little bit of style and substance," he says.

Chic relief won't come cheap. A tin of 32 spearmint-flavored Acid+All tablets will cost about $3.89 (more if you buy them in a hotel); by contrast, a 3-roll pack of Rolaids totaling 36 tablets sells for $1.99 at Duane Reade and the same amount of Tums runs $2.39. Mr. Thomas says he plans to expand into rubbing alcohol, ointments and other old-school treatments that lend themselves to nifty packaging. After a $1.5 million initial investment, 46-year-old Mr. Thomas, a former municipal finance banker at Goldman Sachs, estimates 2006 revenue of $3 million.

Mr. Thomas, who put about $800,000 of his own money into the venture, is betting there's a market for his product. But some pharmacists say that while consumers might gladly experiment with consumer products that address say, itchy skin, they're less likely to take chances with something more serious such as heartburn or indigestion. Even though the basic ingredient of common antacid brands -- calcium carbonate -- is the same, people tend to stay more loyal to the medical brands they grew up with, such as A&D Ointment and Pepto-Bismol.

Experts say if Acid+All is able to hook consumers, it will be through its packaging. "The major drawing point is the marketability of the small tins," says Joseph Gallo, pharmacist and manager of the PharmaCare Specialty Pharmacy in downtown Manhattan. "It's a resealable product, and you don't have to worry about them falling out and getting crushed."

Still, he adds, the company "may need to target the actual purpose a little more in my opinion, stressing the fact that this isn't just something you can carry and is accessible, but also that it works." Mr. Gallo met with an Acid+All sales rep last week and says he "anticipates" carrying the product eventually because it "fits into the chic-ness of the city."

James McGee, the general manager for the New London Pharmacy in New York City, which is considering carrying the product, says he thinks the unusual packaging may appeal to his store's clientele and notes that small companies must do something different to draw attention to their items. "We're into a lot of things that are high-end. Nothing looks as good as this. Everything has a picture of someone in pain or an achy-looking person."

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That's exactly why a certain cadre of consumers might cool to established offerings, and warm to Acid+All. Maxim magazine entertainment editor Eric Gillin is 28 years old and says current antacid medications are "old-manish." Notes Mr.
Gillin: "When you think of Rolaids ... it reminds you of bland food and saltines and institutional cooking. I get heartburn, and I'm not 82. So where is the product for the guy who drank a lot of tequila and ate a lot of wings at the football game?" As for Acid+All, which he hasn't tried, he says: "It's one of the ideas you see where you say, 'Where has this been?'"

Good looks have given Acid+All early traction with retailers, in part because stores are eager for incremental sales in traditionally unsexy categories where function, not form, is the focus. Mr. Thomas designed the initial blue-and-green look for the packaging, wanting it to resemble an old-fashioned aspirin tin because he thought it would suggest "authenticity." He says the tiny tins were chosen to slip easily in a man's shirt or trouser pocket or woman's evening bag and to look more like mints than pills. All future products from his company will also have an old-timey feel, he adds.

"When I saw this, I was very excited because it's a very innovative way to take an antacid without everyone seeing you," says Mary Leigh, a category manager for DRUGSTORE.COM Inc. who buys some 2,600 items for health issues, of which heartburn is the largest component. She classifies antacids in the "privacy" category -- things you don't necessarily want people to notice you buying -- along with hair-loss products such as Rogaine and treatments for indigestion.

"There's definitely a market for hip drugs for not-so-hip diseases," Ms. Leigh says. "A lot of manufacturers are repackaging to be hipper. There's so much competition that you need to differentiate." She notes that after Sucrets throat lozenges brought back its old tin packaging, sales of the product rose 50% at Drugstore.com in the fourth quarter of 2005. Rolaids, for one, now has "Softchews," which it sells in gum-like packaging in flavors including Wild Cherry. Acid+All does have aspirations beyond its packaging. Its manufacturer says it will stand out from competitors based on taste and claims that Acid+All is "less chalky" with a more pronounced spearmint flavor. Ms. Leigh of Drugstore.com says she thinks Acid+All tablets taste "similar to the competition" but notes that one point of differentiation is that they are sugar-free and very small, which makes them "much easier to get down."

Launched last month, Acid+All, is currently rolling into Drugstore.com's merchandise mix. Duane Reade confirms it will be rolling out Acid+All in coming months and CVS.com says the product will be available online by May 1. Meantime, Rite-Aid confirms it is in talks with Thomas Pharmaceuticals about carrying the product, and Kinray Inc., a large Northeast drug distributor, has picked up enough Acid+All for 300 independent stores.

Launching Acid+All has had some hiccups. For starters, there was a packaging conundrum. Mr. Thomas says he approached the makers of Altoids about lending excess capacity of their plant to package his product. But he soon learned that he needed to have a packager approved by the Food and Drug Administration, and says that there were no existing OTC packagers using the format they wanted to use. So he had to retrofit another plant in Rhode Island that could accept the tins from China, pills from Long Island, N.Y., and then put everything together.

Meantime, Mr. Thomas says getting retailers "to take us seriously" was one of his biggest obstacles. The company's marketing plan was key, to prove it would build awareness once it was on shelves. In that vein, Mr. Thomas hired a fashion-and-lifestyle oriented public-relations firm and says he plans to sponsor lifestyle events such as the Aspen Food and Wine festival.

The product's advertising feels more like Banana Republic or Kenneth Cole than, say, Nexium: the Purple Pill. One mock-up, for instance, shows a well-heeled woman clutching an evening bag with a tin of Acid+All embedded on it. "You don't have to shop on Fifth Avenue to get heartburn," the slogan reads. The company says the ads, which are currently running in Drug Store News and on the company's Web site, www.acidall.com(1), will be targeted at consumer publications, including Travel + Leisure and Lucky magazines, in the fall.

Mr. Thomas is also employing a guerrilla strategy reminiscent of fashion and beverage purveyors. For starters, he says, Acid+All was included in Entertainment Weekly's Oscar gift bag this year and will be in similar bags at the upcoming Tribeca Film Festival. The company plans to target last-minute tax filers in mid-April and hire attractive men and women in suits to dole out the antacid free outside New York post offices. In the future, they will also give away products in other potentially stressful situations, such as traffic jams in Santa Monica and Chicago and at New York Rangers hockey games.

And the company will continue to pursue distribution through untraditional channels. For instance, the upscale gift shop called "Stuff" housed inside The Palms hotel in Las Vegas plans to start carrying Acid+All along side its apparel and jewelry.

"It's an impulse buy," says Andy Belmonti, director of operations for the N9ne Group, which runs the store. Most antacids don't look upscale enough to sell in Stuff, he says, but Acid+All's packaging alone is a draw. "People are here and partying and may say, 'Hey, I need this.' "